UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 27, 2005

Date of report (Date of earliest event reported)

Archipelago Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32274	86-1075595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 South Wacker Drive, Suite 1800, Chicago, IL 60606

(Address of Principal Executive Offices)

(312) 960-1696

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.02                                             Termination of a Material Definitive Agreement

On and effective as of September 27, 2005, Archipelago Trading Services, Inc. (“ATS”) a wholly owned subsidiary of Archipelago Holdings, Inc. (the “Company”) terminated the Fully Disclosed Clearing Agreement (“Agreement”) between Goldman Sachs Execution and Clearing, L.P. (formerly Spear, Leeds & Kellogg, L.P.) (“GS”) and ATS, attached as Exhibit 10.12 to the Company’s registration statement dated August 12, 2004. Under the Agreement, GS provided clearing and settlement services in connection with the Company’s bulletin board services. The Company now performs such services internally.

Currently, the parent company of GS, The Goldman Sachs Group, Inc., indirectly owns approximately 7,305,722 shares, or approximately 15.5%, of Archipelago’s outstanding common stock through its affiliates and subsidiaries. In addition, Archipelago has entered into various commercial arrangements with certain subsidiaries and affiliates of The Goldman Sachs Group, Inc. A more detailed description of the relationships between the Company and The Goldman Sachs Group, Inc., including their respective affiliates, is contained in Archipelago’s Proxy Statement dated March 31, 2005 and the Registration Statement on Form S-4 of the NYSE Group which originally was filed on July 21, 2005 and was amended on September 14, 2005, each of which is available at the SEC’s website (http://www.sec.gov).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2005	Archipelago Holdings, Inc.

/s/ Nelson Chai

Chief Financial Officer